Exhibit 4.1




                                Rights Agreement

                   -------------------------------------------


                          GULF ISLAND FABRICATION, INC.

                                       and

                  AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

                                 as Rights Agent

                  --------------------------------------------


                           Dated as of March 25, 2009


                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----

Section 1.        Certain Definitions                                                                    1

Section 2.        Appointment of Rights Agent                                                            5

Section 3.        Issue of Right Certificates                                                            6

Section 4.        Form of Right Certificates                                                             7

Section 5.        Countersignature and Registration                                                      8

Section 6.        Transfer, Split Up, Combination and Exchange of Right Certificates;                    9
                  Mutilated, Destroyed, Lost or Stolen Right Certificates

Section 7.        Exercise of Rights; Purchase Price; Expiration Date of Rights                          9

Section 8.        Cancellation and Destruction of Right Certificates                                    11

Section 9.        Availability of Preference Shares                                                     11

Section 10.       Preference Shares Record Date                                                         12

Section 11.       Adjustment of Purchase Price, Number of Shares or Number of Rights                    12

Section 12.       Certificate of Adjusted Purchase Price or Number of Shares                            19

Section 13.       Consolidation, Merger or Sale or Transfer of Assets or Earning Power                  19

Section 14.       Fractional Rights and Fractional Shares                                               21

Section 15.       Rights of Action                                                                      22

Section 16.       Agreement of Right Holders                                                            22

Section 17.       Right Certificate Holder Not Deemed a Shareholder                                     23

Section 18.       Concerning the Rights Agent                                                           23

Section 19.       Merger or Consolidation or Change of Name of Rights Agent                             24

Section 20.       Duties of Rights Agent                                                                24

Section 21.       Change of Rights Agent                                                                26



Section 22.       Issuance of New Right Certificates                                                    27

Section 23.       Redemption                                                                            27

Section 24.       Exchange                                                                              28

Section 25.       Notice of Certain Events                                                              29

Section 26.       Notices                                                                               30

Section 27.       Supplements and Amendments                                                            30

Section 28.       Successors                                                                            30

Section 29.       Benefits of this Agreement                                                            30

Section 30.       Severability                                                                          31

Section 31.       Governing Law                                                                         31

Section 32.       Counterparts                                                                          31

Section 33.       Descriptive Headings                                                                  31

Section 34.       Determinations and Actions by the Board of Directors                                  31

                                                          Exhibits
                                                          --------

Exhibit A -       Form of Articles of Amendment                                                        A-1

Exhibit B -       Form of Right Certificate                                                            B-1

Exhibit C -       Summary of Rights to Purchase Preference Shares                                      C-1



                                RIGHTS AGREEMENT


         This Rights Agreement ("Agreement" or this "Agreement"), dated as of March 25, 2009, is entered into between Gulf Island Fabrication, Inc., a
Louisiana corporation (the "Company"), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as Rights Agent hereunder (the "Rights Agent").

                              W I T N E S S E T H:

         WHEREAS, on March 24, 2009, the Board of Directors of the Company (the "Board of Directors") has authorized and declared a dividend, payable as of March 25, 2009, of one preference share purchase right (a "Right") for each Common Share (as such term is hereinafter defined) of the Company outstanding on March 24, 2009 (the "Record Date"), each Right representing the right to purchase 1/1,000th of a Preference Share (as such term is hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date (as such terms are hereinafter defined);

         NOW, THEREFORE, the parties agree as follows:

         Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated below:

(a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any trust or other entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall thereafter, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement unless and until the date that the Board of Directors subsequently determines in good faith that such Person failed to divest Common Shares as described above as promptly as practicable.

         (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

         (c) "Agreement" shall have the meaning set forth in the preamble hereof.

         (d) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                  (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

                  (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the above-defined Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted by such Person for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, further, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made publicly pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

                  (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(d)(ii)(B)) or disposing of any securities of the Company; or

                  (iv) in respect of which such Person or any of such Person's Affiliates or Associates has a Synthetic Long Position (as hereinafter defined); provided, however, that a Person will not be deemed the Beneficial Owner of, or to beneficially own, any security if such beneficial ownership arises solely as a result of such Person's status as a "clearing agency," as defined in Section 3(a)(23) of the Exchange Act; provided further, however, that nothing in this Section 1 will cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to beneficially own, any securities acquired through such Person's participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after the date of such acquisition, or such later date as the Board of Directors may determine in any specific case.

         Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to beneficially own hereunder.

         (e) "Board of Directors" shall have the meaning set forth in the recitals hereto.

         (f) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of the principal office of the Rights Agent are authorized or obligated by law or executive order to close.

         (g) "close of business" on any given date shall mean 5:00 P.M., local time in the State of the principal office of the Rights Agent, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., local time of the principal office of the Rights Agent, on the next succeeding Business Day.

         (h) "Common Shares" when used with reference to the Company shall mean the shares of common stock, no par value per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power with respect to the election of directors of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

         (i)  "Company"  shall have the  meaning set forth in the  preamble  and
Section 13 hereof.

         (j) "current per share market price" shall have the meaning set forth in Section 11(d)(i) hereof.

         (k) "Current Value" shall have the meaning set forth in Section 11(a)(iii) hereof.

         (l) "Distribution Date" shall have the meaning set forth in Section 3(a) hereof.

         (m) "equivalent  preference shares" shall have the meaning set forth in
Section 11(b) hereof.

         (n) "Excess Amount" shall have the meaning set forth in Section 11(a)(iii) hereof.

         (o) "Exchange Ratio" shall have the meaning set forth in Section 24 hereof.

         (p) "Final Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

         (q) "Flip-In Event" shall have the meaning set forth in Section 11(a)(ii) hereof.

         (r) "NASDAQ" shall have the meaning set forth in Section 11(d)(1) hereof.

         (s) "Person" shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

         (t) "Preference Shares" shall mean shares of Series A Participating Cumulative Preferred Stock, no par value per share, of the Company, having the rights and preferences set forth in the form of Articles of Amendment attached to this Agreement as Exhibit A.

         (u) "Purchase Price" shall have the meaning set forth in Section 4(a) hereof.

         (v) "Record Date" shall have the meaning set forth in the recital hereto.

         (w) "Redemption Date" shall have the meaning set forth in Section 7(a) hereof.

         (x) "Redemption Price" shall have the meaning set forth in Section 23 hereof.

         (y) "Right" shall have the meaning set forth in the recital hereto.

         (z) "Right Certificate" shall have the meaning set forth Section 3(a) hereof.

         (aa) "Rights Agent" shall have the meaning set forth in the preamble hereof.

         (bb) "Securities Act" shall mean the Securities Act of 1933, as amended.

         (cc) "Share Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

         (dd) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

         (ee) "Summary of Rights" shall have the meaning set forth in Section 3(b) hereof.

         (ff) "Synthetic Long Position" shall mean any option, warrant, convertible security, stock appreciation right or other contractual right, whether or not presently exercisable, which has an exercise or conversion privilege or a settlement payment or mechanism at a price related to Common Shares or a value determined in whole or part with reference to, or derived in whole or in part from, the market price or value of Common Shares, whether or not such right is subject to settlement in whole or in part in Common Shares, and which increases in value as the value of Common Shares increases or which provides to the holder of such right an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of Common Shares, but shall not include:

                  (i) rights of a pledgee under a bona fide pledge of Common Shares;

                  (ii) rights of all holders of Common Shares to receive Common Shares pro rata, or obligations to dispose of Common Shares, as a result of a merger, exchange offer, or consolidation involving the Company;

                  (iii) rights or obligations to surrender Common Shares, or have Common Shares withheld, upon the receipt or exercise of a derivative security or the receipt or vesting of equity securities, in order to satisfy the exercise price or the tax withholding consequences of receipt, exercise or vesting;

                  (iv) interests in broad-based index options, broad-based index futures, and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority;

                  (v) interests or rights to participate in employee benefit plans of the Company held by employees or former employees of the Company; or

                  (vi) options granted to an underwriter in a registered  public
         offering  for  the  purpose  of  satisfying   over-allotments  in  such
         offering.

                  The Common Shares in respect of which a Person has a Synthetic Long Position shall be the notional or other number of Common Shares specified in a filing by such Person or any of such Person's Affiliates or Associates with the Securities and Exchange Commission in respect of which Common Shares are the "subject security" or in the documentation evidencing the Synthetic Long Position as being subject to be acquired upon the exercise or settlement of the applicable right or as the basis upon which the value or settlement amount of such right, or the opportunity of the holder of such right to profit or share in any profit, is to be calculated in whole or in part or, if no such number of Common Shares is specified in any filing or documentation, as determined by the Board of Directors in good faith to be the number of Common Shares to which the Synthetic Long Position relates.

         (gg) "Trading Day" shall have the meaning set forth in Section 11(d)(1) hereof.


         Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. If the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall determine, and the Company will notify, in writing, the Rights Agent and any co-Rights Agents of any such respective duties.

         Section 3. Issue of Right Certificates.

         (a) Until the earlier of (i) the tenth calendar day after the Share Acquisition Date or (ii) the tenth Business Day (or such later date as may hereafter be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any trust or other entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any trust or other entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating 15% or more of the then outstanding Common Shares, irrespective of whether any shares are actually purchased pursuant to any such offer (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each Common Share so held. In the event that an adjustment in the number of Rights per Common Share is made pursuant to Section 11(i) hereof, at the time of distribution of the Right Certificates the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm such notification in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

         (b) On or about March 25, 2009, or as promptly as reasonably practicable thereafter, the Company shall send a copy of the Summary of Rights to Purchase Preference Shares, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration
Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

         (c) Certificates for Common Shares which are issued and become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the date hereof but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them a legend substantially in the following form:

                  This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Gulf Island Fabrication, Inc. (the "Company") and American Stock Transfer and Trust Company (the "Rights Agent"), dated as of March 25, 2009, (as amended from time to time, the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person or its Affiliates or Associates (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights are null, void and nontransferable.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

         Section 4. Form of Right Certificates.

         (a) The Right Certificates (and the forms of election to purchase Preference Shares and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit B hereto, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of 1/1,000th of a Preference Share as shall be set forth therein at the price per 1/1,000th of a Preference Share set forth therein (the "Purchase Price"), but the number of such 1/1,000th of a Preference Share or other securities purchasable and the Purchase Price shall be subject to adjustment as provided herein.

         (b) Any Rights Certificate issued pursuant to Section 3(a) or Section 11(i) hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person; (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such; or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board of Directors, in its sole discretion, has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of the provisions of Section 7(e) hereof, and any Rights Certificate issued pursuant to
Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

         The  Rights   represented  by  this  Rights  Certificate  are  or  were
         beneficially owned by a Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.

         Section 5. Countersignature and Registration.

         (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its President, or any of its Vice Presidents, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company, and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

         (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the date of each of the Right Certificates and the certificate number for each of the Right Certificates.

         Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

         (a) Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right
Certificates, entitling the registered holder to purchase a like number of 1/1,00ths of a Preference Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

         (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         Section 7. Exercise  of  Rights;  Purchase  Price;  Expiration  Date of
Rights.

         (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each 1/1,000th of a Preference Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on March 25, 2012 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

         (b) The Purchase Price for each 1/1,000th of a Preference Share purchasable pursuant to the exercise of a Right shall initially be $30.00, and shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

         (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Preference Shares to be purchased and an amount equal to any applicable tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Preference Shares certificates for the number of Preference Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) as provided in Section 14(b), at the election of the Company, cause depositary receipts in lieu of fractional shares to be issued, (iii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional Preference Shares in accordance with Section 14 hereof, (iv) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (v) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. The payment of the Purchase Price may be made (x) in cash or by certified bank check or bank draft payable to the order of the Company, or (y) by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing a number of Common Shares of the Company equal to the then Purchase Price divided by the current per share market price (as determined pursuant to Section 11(d) hereof) per Common Share on the date of such exercise. In the event that the Company is obligated to issue other securities (including Common Shares) of the Company, pay cash or distribute property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash or other property are available for distribution by the Rights Agent, if and when appropriate.

         (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder's duly authorized assigns, subject to the provisions of Section 14 hereof.

         (e) Notwithstanding anything in this Agreement to the contrary, any Rights that are at any time beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person, (ii) a transferee of any such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after such Acquiring Person becomes such or (iii) a transferee of any such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with such Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from such Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer that the Board of Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall notify the Rights Agent when this
Section 7(e) applies and shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Rights Certificates or other Person as a result of the Company's failure to make any determinations with respect to an Acquiring Person or any of its Affiliates, Associates or transferees hereunder.

         (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in Section 7 unless such registered holder shall have (i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

         Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9. Availability of Preference Shares.

         (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preference Shares or any Preference Shares held in its treasury, the number of Preference Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preference Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preference Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

         (b) So long as the Preference Shares issuable upon the exercise of Rights may be listed on any national securities exchange or automated quotations system, the Company shall use its best efforts to cause, from and after such time as the rights become exercisable, all shares reserved for such issuance to be listed or admitted for trading on such exchange or automated quotations system upon official notice of issuance upon such exercise.

         (c) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all of the Preference Shares (and, following the time that a Person becomes an Acquiring Person, Common Shares and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such (subject to payment of the Purchase Price and compliance with all other applicable provisions of the Agreement), be duly and validly authorized and issued and fully paid and nonassessable.

         (d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preference Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Preference Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preference Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

         Section 10. Preference Shares Record Date. Each person in whose name any certificate for Preference Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preference Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preference Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preference Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preference Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number and kind of Preference Shares or other shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preference Shares payable in Preference Shares, (B) subdivide the outstanding Preference Shares, (C) combine the outstanding Preference Shares into a smaller number of Preference Shares or
(D)  issue  any  shares  of  its  capital  stock  in a  reclassification  of the
Preference Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preference Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the greater of the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right or $.01 per share of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) below, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) below.

                  (ii) Subject to Section 24 of this Agreement, in the event any Person, alone or together with its Affiliates and Associates, becomes an Acquiring Person (a "Flip-In Event"), each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of 1/1,000ths of a Preference Share for which the Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preference Shares, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of 1/1,000ths of a Preference Share for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Company's Common Shares (determined pursuant to Section 11(d) hereof) on the date of the occurrence of the Flip-In Event. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights. Notwithstanding anything in this Agreement to the contrary, from and after the time at which any Person, alone or together with its Affiliates and Associates, becomes an Acquiring Person, any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be null and void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence shall be cancelled.

                  (iii) If the number of Common Shares that are authorized by the Company's Articles of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) hereof, the Company shall endeavor in good faith to take all such actions as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights. If the Company, after such good faith effort, determines that it is unable to take all such actions as may be necessary to authorize additional Common Shares, the Company shall (A) determine an amount (the "Excess Amount") equal to the excess of the value (the "Current Value") of the aggregate number of Common Shares that would otherwise be issuable upon the exercise of a Right in accordance with Section 11(a)(ii) hereof over the Purchase Price and (B) with respect to each Right, substitute for such Common Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Shares (to the extent available) or other equity securities of the Company, (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board of Directors, based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors. To the extent that action is to be taken pursuant to this Section 11(a)(iii), the Company (1) shall provide, subject to the exceptions specified in Section 11(a)(ii) hereof, that such action shall to the maximum extent possible apply uniformly to the holders of all outstanding Rights that shall not have become null and void and (2) may suspend the exercisability of the Rights for up to 90 days in order to seek any corporate or shareholder authorizations, to decide the appropriate form of distribution to be made pursuant to the second sentence of this section, to determine the value thereof, or to take any combination of such actions. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

         (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preference Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preference Shares (or shares having the same rights, privileges and preferences as the Preference Shares ("equivalent preference shares")) or securities convertible into Preference Shares or equivalent preference shares at a price per Preference Share or equivalent preference share (or having a conversion price per share, if a security convertible into Preference Shares or equivalent preference shares) less than the then current per share market price (as defined in Section 11(d)) of the Preference Shares on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preference Shares outstanding on such record date plus the number of Preference Shares which the aggregate offering price of the total number of Preference Shares and/or equivalent preference shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preference Shares outstanding on such record date plus the number of additional Preference Shares and/or equivalent preference shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights. Preference Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preference Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preference Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preference Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preference Share and the denominator of which shall be such then-current per share market price of the Preference Shares on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (d) (i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any particular date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after but not including the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq Stock Market ("NASDAQ") or, if the Security is not listed or admitted to trading on NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors or, if on any such date no such market maker is making a market in the Security, the fair value of the Security on such date as determined in good faith by the Board of Directors. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

                  (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preference Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preference Shares are not publicly traded, the "current per share market price" of one Preference Share shall be conclusively deemed to be the current per share market price of one Common Share as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one thousand. If neither the Common Shares nor the Preference Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent.

         (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-millionth of a Preference Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

         (f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preference Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preference Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Preference Shares shall apply on like terms to any such other shares.

         (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of 1/1,000ths of a Preference Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (h) Unless the Company shall have exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of 1/1,000ths of a Preference Share (calculated to the nearest 1/1,000,000th of a Preference Share) obtained by (i) multiplying (x) the number of 1/1,000ths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of 1/1,000ths of a Preference Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of 1/1,000ths of a Preference Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to
Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

         (j) Irrespective of any adjustment or change in the Purchase Price or the number of 1/1,000ths of a Preference Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of 1/1,000ths of a Preference Share which were expressed in the initial Right Certificates issued hereunder.

         (k) Before taking any action that would cause an adjustment reducing the Purchase Price below 1/1,000th of the then par value, if any, of the Preference Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preference Shares at such adjusted Purchase Price.

         (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the Preference Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preference Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preference Shares, issuance wholly for cash of any Preference Shares at less than the current market price, issuance wholly for cash of Preference Shares or securities which by their terms are convertible into or exchangeable for Preference Shares, dividends on Preference Shares payable in Preference Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preference Shares, shall not be taxable to such shareholders.

         (n) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (A) the number of 1/1,00ths of a Preference Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of 1/1,000ths of a Preference Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

         Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preference Shares a copy of such certificate and (c) subject to Section 25(c), mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement of such adjustment.

         Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

         (a) In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, (x) the Company shall consolidate with, or merge with and into, any other Person, (y) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries (any such event described in clauses (x), (y) or (z) being referred to herein as a "Flip-Over Event"), then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of 1/1,000ths of a Preference Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preference Shares, such number of validly issued, fully paid, non-assessable and freely tradable Common Shares of the Principal Party (as hereinafter defined) (including the Company as successor thereto or as the surviving corporation), unencumbered and not subject to any liens, encumbrances, rights of call or first refusal or other adverse claims, as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of 1/1,000ths of a Preference Share for which a Right is exercisable immediately prior to the first occurrence of a Flip-Over Event (or, if a Flip-In Event has occurred prior to the first occurrence of a Flip-Over Event, multiplying the number of such 1/1,000ths of a Preference Share for which a Right was exercisable immediately prior to the first occurrence of a Flip-Over Event times the Purchase Price in effect immediately prior to such first occurrence), and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed hereunder to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party following the first occurrence of a Flip-Over Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(i) hereof shall be of no effect following the first occurrence of any Flip-Over Event.

         (b)      "Principal Party" shall mean

                  (i) In the case of any transaction described in (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to the merger or consolidation; and

                  (ii) in the case of any transaction described in (z) of the first sentence of Section 13(a), the Person that is the other party to such transaction or, if more than one, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction;

provided, however, that in any such case, (x) if the Common Shares of such Person are not at such time and have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person; (y) in case such Person is a subsidiary, directly or indirectly, of more than one Person, the Common Shares of all of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value of shares held by the public, and (z) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (x) and (y) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a Subsidiary of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

         (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale or transfer of assets mentioned in paragraph (a) of this Section 13, the Principal Party will

                  (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts (A) to cause such registration statement to become effective as soon as practicable after such filing, (B) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the date of expiration of the Rights, and (C) to similarly comply with applicable state securities laws, and use its best efforts to list (or continue the listing of) the rights and the securities purchasable upon exercise of the rights on a national securities exchange; and

                  (ii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this
Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

         Section 14. Fractional Rights and Fractional Shares.

         (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the "current market value of a whole Right" shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on NASDAQ or, if the Rights are not listed or admitted to trading on NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used.

         (b) The Company shall not be required to issue fractions of Preference Shares (other than fractions which are integral multiples of 1/1,000ths of a Preference Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preference Shares (other than fractions which are integral multiples of 1/1,000th of a Preference Share). Fractions of Preference Shares in integral multiples of 1/1,000th of a Preference Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preference Shares represented by such depositary receipts. In lieu of fractional Preference Shares that are not integral multiples of 1/1,000th of a Preference Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preference Share. For the purposes of this Section 14(b), the current market value of a Preference Share shall be the closing price of a Preference Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

         (c) The holder of a Right by the acceptance of the Right expressly waives such holder's right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

         Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

         Section 16. Agreement of Right Holders. Every holder of a Right, by accepting such Right, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

         (a) prior to the Distribution Date, the Rights will not be evidenced by a Rights Certificate and will be transferable only in connection with the transfer of the Common Shares;

         (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

         (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

         (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         Section 17. Right Certificate Holder Not Deemed a Shareholder. No holder of a Right, as such, shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preference Shares or any other securities of the Company which may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         Section 18. Concerning the Rights Agent.

         (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The Rights Agent shall promptly notify the Company of any claim for which it may seek indemnity. The Company shall defend any such claim for which the Rights Agent is entitled to indemnification and the Rights Agent shall cooperate in the defense. The Rights Agent may engage separate counsel to review the progress of the defense to any claim and to advise the Rights Agent as to its obligation to cooperate in such defense, and the Company shall pay the reasonable fees and expenses of such counsel.

         (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right
Certificate or certificate for the Preference Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate (including certificates delivered under Section 12), statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

         (c) The Rights Agent has no duty to determine when an adjustment under this Agreement should be made, how it should be made, or what it should be. The Rights Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of the Rights. The Rights Agent shall not be responsible for the Company's failure to comply with this Agreement. Any Co-Rights Agent named under Section 2 hereof shall have the same protection under this Section as the Rights Agent.

         Section 19. Merger or Consolidation or Change of Name of Rights Agent.

         (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, but only if such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right
Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof)
provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preference Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preference Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

         (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

         (j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

         Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preference Shares by registered or certified mail, and, after the Distribution Date, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days' notice in writing mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preference Shares by registered or certified mail, and, after the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificates for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any other state of the United States, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority, or which is a Subsidiary of such banking institution, and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preference Shares, and, after the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

         Section 23. Redemption.

         (a) The Board of Directors may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

         (b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten days after such action of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

         Section 24. Exchange.

         (a) The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any trust or other entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

         (b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

         (c) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company may take any such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares in a timely manner, the Company may, at its option, substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of Preference Shares or fraction thereof such that the current per share market price of one Preference Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preference Shares or fraction thereof.

         (d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

         Section 25. Notice of Certain Events.

         (a) In case the Company shall, at any time after the Distribution Date, propose (i) to pay any dividend payable in stock of any class to the holders of its Preference Shares or to make any other distribution to the holders of its Preference Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preference Shares rights or warrants to subscribe for or to purchase any additional Preference Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preference Shares (other than a reclassification involving only the subdivision of outstanding Preference Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preference Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preference Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preference Shares, whichever shall be the earlier.

         (b) In case a Flip-In Event shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

         (c) Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Agreement and no other notice need be given.

         Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  Gulf Island Fabrication, Inc.
                  583 Thompson Road
                  Houma, Louisiana  70363
                  Attention: Corporate Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  American Stock Transfer & Trust Company, LLC
                  59 Maiden Lane
                  New York, New York 10038
                  Attention: Corporate Trust Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section 27. Supplements and Amendments. The Company may from time to time supplement, amend or restate this Agreement without the approval of any holders of Rights in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, to extend the term of the Rights, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement, amendment or restatement to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights.

         Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

         Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 31. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Louisiana and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

         Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         Section 34. Determinations and Actions by the Board of Directors. The Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary and advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend or not amend this Agreement). All such actions, calculations, interpretations and determinations that are done or made by the Board of Directors in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed and attested, all as of the day and year first above written.

ATTEST:                              GULF ISLAND FABRICATION, INC.



/s/ Catherine Blume                  By:      /s/ Kerry J. Chauvin
----------------------                   ---------------------------------------
                                              Name: Kerry J. Chauvin
                                              Title: Chief Executive Officer

ATTEST:                                       AMERICAN STOCK TRANSFER & TRUST
                                              COMPANY, LLC



 /s/ Joseph F. Wolf                  By:      /s/ Herbert J. Lemmer
----------------------                   ---------------------------------------
                                              Name: Herbert J. Lemmer
                                              Title: Vice President

                                                                       EXHIBIT A
                                                             To Rights Agreement

                              ARTICLES OF AMENDMENT
                                     to the
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       of
                          GULF ISLAND FABRICATION, INC.


         Gulf Island Fabrication, Inc., a Louisiana corporation (the "Corporation"), by and through its undersigned Vice President and Chief Financial Officer and by authority of its Board of Directors (the "Board of Directors"), does hereby certify:

         FIRST: Immediately prior hereto, the authorized capital stock of the Corporation consisted of (i) 20,000,000 shares of Common Stock, no par value per share; and (ii) 5,000,000 shares of Preferred Stock, no par value per share. The Amended and Restated Articles of Incorporation of the Corporation filed with the Louisiana Secretary of State on February 14, 1997, sets forth the authority vested in the Board of Directors to amend the Articles of Incorporation to fix the relative rights, preferences and limitations of the shares of any class and to establish and fix variations in relative rights as between series of any preferred or special class; and

         SECOND: At a meeting of the Board of Directors held on March 24, 2009, the Board of Directors, acting pursuant to Section 33A of the Business Corporation Law of Louisiana, duly adopted resolutions approving an Amendment to
Article III of the Corporation's Amended and Restated Articles of Incorporation, as in effect prior to the date hereof, by amending and restating Article III so as to read in its entirety as follows:

                                   Article III
                                     Capital

         A. Authorized Stock. The Corporation shall have the authority to issue an aggregate of 25,000,000 shares of capital stock, of which 20,000,000 shares shall be Common Stock, no par value per share, and 5,000,000 shares shall be Preferred Stock, no par value per share.

         B. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. Authority is hereby vested in the Board of Directors to amend these Articles of Incorporation from time to time to fix the preferences, limitations and relative rights as between the Preferred Stock and the Common Stock, and to fix variations in the preferences, limitations and relative rights as between different series of Preferred Stock.

         C. Series A Preferred Stock. The Corporation's Series A Participating Cumulative Preferred Stock shall consist of 15,000 shares of Preferred Stock having the preferences, limitations and relative rights set forth below. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Participating Cumulative Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options or rights or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Participating Cumulative Preferred Stock.

                  (1) The holders of Series A Participating Cumulative Preferred Stock shall have the following dividend rights.

                           (a)  Subject  to the  rights  of the  holders  of any
shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Participating Cumulative Preferred Stock with respect to dividends, the holders of shares of Series A Participating Cumulative Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Cumulative Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, no par value, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Cumulative Preferred Stock. In the event the Corporation shall at any time after March 25, 2009 (the "Declaration Date") (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Cumulative Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           (b) The  Corporation  shall  declare  a  dividend  or
distribution on the Series A Participating Cumulative Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Participating Cumulative Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                           (c) Dividends shall begin to accrue and be cumulative
on outstanding shares of Series A Participating Cumulative Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Cumulative Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends of such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Cumulative Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Cumulative Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Cumulative Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 45 days prior to the date fixed for the payment thereof.

                  (2) In addition to any voting rights otherwise required by law, the holders of shares of Series A Participating Cumulative Preferred Stock shall have the following voting rights:

                           (a)   Subject  to  the   provision   for   adjustment
hereinafter set forth, each share of Series A Participating Cumulative Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           (b) Except as otherwise provided in the Corporation's
Articles of Incorporation or by law, the holders of shares of Series A Participating Cumulative Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                           (c) Except as set forth  herein,  holders of Series A
Participating Cumulative Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                  (3) Any shares of Series A Participating  Cumulative Preferred
Stock  purchased  or  otherwise  acquired  by  the  Corporation  in  any  manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the shareholders or the Board of Directors, subject to the conditions and restrictions on issuance set forth in the Corporation's Articles of Incorporation.

                  (4) The Corporation shall abide by the following restrictions:

                           (a) Whenever  quarterly  dividends or other dividends
or distributions payable on the Series A Participating Cumulative Preferred Stock as provided for in Section 1 are in arrears or the Corporation shall be in default in payment thereof, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Cumulative Preferred Stock outstanding shall have been paid or set aside for payment in full, and in addition to any and all other rights which any holder of shares of Series A Participating Cumulative Preferred Stock may have in such circumstances, the Corporation shall not:

                           1. declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Cumulative Preferred Stock;

                           2. declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                                    up)   with  the   Series   A   Participating
                                    Cumulative Preferred Stock, unless dividends
                                    are   paid   ratably   on   the   Series   A
                                    Participating Cumulative Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           3. redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Cumulative Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Cumulative Preferred Stock; or

                           4. redeem or purchase or otherwise acquire for consideration any shares of Series A Participating Cumulative Preferred Stock, or any shares of stock ranking on a parity with the Series A Participating Cumulative Preferred Stock (either as to dividends or upon liquidation, dissolution or winding
                                    up),  except in  accordance  with a purchase
                                    offer made in writing or by publication  (as
                                    determined by the Board of Directors) to all
                                    holders  of such  shares  upon such terms as
                                    the Board of Directors,  after consideration
                                    of the respective  annual dividend rates and
                                    other relative rights and preferences of the
                                    respective   series   and   classes,   shall
                                    determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  (5) Upon any liquidation, dissolution or winding up of the Corporation, the holders of Series A Participating Cumulative Preferred Stock shall have the following rights:

                           (a) No distribution  shall be made (1) to the holders
of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Cumulative Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Cumulative Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that following such payment the holders of Series A Participating Cumulative Preferred Stock shall be further entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Cumulative Preferred Stock, except distributions made ratably on the Series A Participating Cumulative Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

                           (b)  In  the  event,  however,  that  there  are  not
sufficient assets available to permit payment in full of the above-described liquidation preference of the Series A Participating Cumulative Preferred Stock and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Participating Cumulative Preferred Stock, then such remaining assets shall be distributed ratably to the holders of all such parity shares in proportion to their respective liquidation preferences.

                           (c) In the event the  Corporation  shall at any time,
after the Declaration Date, declare or pay a dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Participating Cumulative Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of paragraph (a) of this Section 5 shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (6) In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Cumulative Preferred Stock shall at the same time be similarly exchanged or converted in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or conversion of shares of Series A Participating Cumulative Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (7) The shares of Series A Participating Cumulative Preferred Stock shall not be redeemable.

                  (8) The Series A Participating Cumulative Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all shares or series of shares of any other class of the Corporation's Preferred Stock.

                  (9) The Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Participating Cumulative Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Participating Cumulative Preferred Stock, voting separately as a class.

                  (10) Series A Participating Cumulative Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Cumulative Preferred Stock.

                               * * * * * * * * * *

         IN WITNESS WHEREOF, the undersigned duly authorized officers of the Corporation have executed and delivered these Articles of Amendment on this _____ day of March, 2009.

                                                 GULF ISLAND FABRICATION, INC.



                                                 By:
                                                      --------------------------
                                                 Name:   Robin A. Seibert
                                                 Title:  Vice President and
                                                         Chief Financial Officer

                                 ACKNOWLEDGMENT


STATE OF LOUISIANA

PARISH OF __________



                  BEFORE ME, the undersigned authority, personally came and appeared Robin A. Seibert, to me known to be the Vice President and Chief Financial Officer of Gulf Island Fabrication, Inc., and the person who executed the foregoing instrument in such capacity, and who, being duly sworn, acknowledged in my presence and in the presence of the undersigned witnesses, that he was authorized to and did execute the foregoing instrument in such capacity for such corporation, as its and their free act and deed.

                  IN WITNESS WHEREOF, the appearer, witnesses and I have hereunto affixed our hands on this ______ day of March, 2009.


WITNESSES:

-------------------------------------      -------------------------------------
Name:
       ------------------------------


-------------------------------------
Name:
       ------------------------------



                    ----------------------------------------
                                  NOTARY PUBLIC

                                                                       EXHIBIT B
                                                             To Rights Agreement

                            Form of Right Certificate

Certificate No. R-
                                                                 ________ Rights

               NOT EXERCISABLE AFTER MARCH 25, 2012 OR EARLIER IF
              REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT
                 TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE
                 ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                                Right Certificate

                          GULF ISLAND FABRICATION, INC.

         This certifies that _________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of March 25, 2009 (the "Rights Agreement"), between Gulf Island Fabrication, Inc., a Louisiana corporation (the "Company"), and American Stock Transfer & Trust Company, LLC (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., local time in the State of the principal office of the Rights Agent, on March 25, 2012 at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, 1/1,000th of a fully paid non-assessable share of Series A Participating Cumulative Preferred Stock, no par value per share (the
"Preference Shares"), of the Company, at a purchase price of $30.00 per 1/1,000th of a Preference Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of 1/1,000ths of a Preference Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of March 25, 2009, based on the Preference Shares as constituted as of such date. As provided in the Rights Agreement, the Purchase Price and the number of 1/1,000ths of a Preference Share (or other securities) which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the occurrence of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preference Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be (i) redeemed by the Company at a redemption price of $.01 per Right or (ii) exchanged in whole or in part for Preference Shares or shares of the Company's Common Stock, no par value.

         No fractional Preference Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of 1/1,000th of a Preference Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preference Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _______________, 20__.

ATTEST:                                        GULF ISLAND FABRICATION, INC.


                                            By:
------------------------------                 ---------------------------------
                                            Name:
                                            Title:


Countersigned:

AMERICAN STOCK TRANSFER &
TRUST COMPANY, LLC


By:
         -------------------------------------
         Authorized Signature

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT

   (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)


           FOR VALUE RECEIVED hereby sells, assigns and transfers unto



                  (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:

                                    Signature

Signature Guaranteed:

         Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

         The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                    Signature

                          FORM OF ELECTION TO PURCHASE

       (To be executed if holder desires to exercise Rights represented by the Right Certificate.)

To:      GULF ISLAND FABRICATION, INC.

         The undersigned hereby irrevocably elects to exercise Rights represented by this Right Certificate to purchase the Preference Shares issuable upon the exercise of such Rights and requests that certificates for such Preference Shares be issued in the name of:



            Please insert social security or other identifying number

                         (Please print name and address)

         If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

            Please insert social security or other identifying number

                         (Please print name and address)

Dated:

                                    Signature

Signature Guaranteed:

         Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

         The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                    Signature


                                     NOTICE

         The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

         In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                       EXHIBIT C
                                                             To Rights Agreement

                 SUMMARY OF RIGHTS TO PURCHASE PREFERENCE SHARES

         On March 24, 2009, the Board of Directors of Gulf Island Fabrication, Inc. (the "Company") declared a dividend of one preference share purchase right (a "Right") for each outstanding share of common stock, no par value (the "Common Shares"), of the Company. The dividend was payable on March 25, 2009 to shareholders of record at close of business on March 24, 2009 (the "Record Date"). The Company has also issued, and will continue to issue, Rights with respect to new Common Shares issued after the Record Date. The description and terms of the Rights are set forth in a Rights Agreement dated as of March 25, 2009 between the Company and American Stock Transfer & Trust Company, LLC, as the Rights Agent (the "Rights Agent").

         Under the Rights Agreement, each Right entitles the registered holder to purchase from the Company 1/1,000th of a share of Series A Participating Cumulative Preferred Stock, no par value per share (the "Preference Shares"), of the Company at a price of $30.00 per 1/1,000th of a Preference Share (the "Purchase Price"), subject to adjustment. The summary description of the Rights that follows is not intended to be complete, and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

Detachment and Transfer of Rights

         Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

         The Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

Exercisability of Rights

         The Rights are not exercisable until the Distribution Date. The Rights will expire on March 25, 2012 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

         The Purchase Price payable, and the number of Preference Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preference Shares, (ii) upon the grant to holders of the Preference Shares of certain rights or warrants to subscribe for or purchase Preference Shares at a price, or securities convertible into Preference Shares with a conversion price, less than the then-current market price of the Preference Shares or (iii) upon the distribution to holders of the Preference Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preference Shares) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding Rights and the number of 1/1,000ths of a Preference Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

         No adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preference Shares will be issued (other than fractions which are integral multiples of 1/1,000th of a Preference Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preference Shares on the last trading day prior to the date of exercise.

Terms of Preference Shares

         Preference Shares purchasable upon exercise of the Rights will not be redeemable. Each Preference Share will be entitled to a minimum preferential quarterly dividend payment equal to the greater of $1 per share or 1,000 times the cash and non-cash dividend declared per Common Share since the immediately preceding quarterly dividend payment date. In the event of liquidation, the holders of the Preference Shares will be entitled to a minimum preferential liquidation payment of $1,000 per share, plus accrued and unpaid dividends thereon, and will be further entitled to an aggregate payment of 1,000 times the payment made per Common Share. Each Preference Share will have 1,000 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preference Share will be entitled to receive 1,000 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

         Because of the nature of the Preference Shares' dividend, liquidation and voting rights, the value of each 1/1,000th interest in a Preference Share purchasable upon exercise of each Right should approximate the value of one Common Share. The Preference Shares would rank junior to any other series of the Company's preferred stock.

Flip-In and Flip-Over Rights

         In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person which will have become void, will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

         In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

Redemption and Exchange of Rights

         At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights, other than Rights owned by such person or group which will have become void, in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

         At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment

         The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights. However, the Board of Directors may not cause a person or group to become an Acquiring Person by lowering the threshold below the percentage interest that such person or group already owns. After a person or group becomes an Acquiring Person, the Board of Directors may not amend the Rights Agreement to adversely affect holders of the Rights.

Additional Information

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

                              * * * * * * * * * *